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EXHIBIT 11

                        DECHERT PRICE & RHOADS LETTERHEAD

                                 March 3, 2000

Global/International Fund, Inc. on behalf of Scudder Global Bond Fund
345 Park Avenue
New York, NY 10154

Dear Sirs:

      We have acted as counsel to Global/International Fund, Inc., a Maryland corporation (the "Corporation"), and we have a general familiarity with the Corporation's business operations, practices and procedures. You have asked for our opinion regarding the reclassification of shares of capital stock of the Corporation into Class S shares of Scudder International Bond Fund, a series of the Corporation, in connection with the acquisition by Scudder Global Bond Fund of the assets of Scudder International Bond Fund, a series of the Corporation, which shares are registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission.

      We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Corporation and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

      On the basis of the foregoing, we are of the opinion that the Class S shares of common stock of the Corporation being registered under the Securities Act of 1933 in the Registration Statement, subject to the creation of the Class S shares in accordance with the laws of the State of Maryland, will be legally and validly issued, fully paid and non-assessable, upon transfer of the assets of Scudder International Bond Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

      We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                                     Very truly yours,

                                    /s/ DECHERT PRICE & RHOADS


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